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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): June 18, 1999



                         FITZGERALDS GAMING CORPORATION
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             (Exact name of registrant as specified in its charter)


                                     NEVADA
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                 (State or other jurisdiction of incorporation)


                 0-26518                               88-0329170
 -------------------------------------   -------------------------------------
       (Commission File Number)             (IRS Employer Identification No.)


                  301 FREMONT STREET, LAS VEGAS, NEVADA 89101
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              (Address of principal executive offices) (Zip Code)


      (Registrant's telephone number, including area code): (702) 388-2400


                                       NA
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         (Former name or former address, if changed since last report)





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ITEM 5.  OTHER EVENTS.


On June 18, 1999, Fitzgeralds Gaming Corporation (the "Company") completed the sale of Nevada Club to Harrah's Entertainment, Inc. ("Harrah's"), referred to previously in the Company's periodic reports as the undisclosed purchaser, for $3.8 million. Concurrently, the Company also sold the parcel of land known as the Campbell Parcel to Harrah's for $0.37 million and executed the settlement agreements with the four Harolds Club land lessors to resolve all claims against the Company and its affiliates concerning related matters. Net cash to the Company after making related debt and settlement payments, was approximately $2.0 million. For further details concerning the sale of Nevada Club, please refer to the Company's Annual Report for the year ended
December 31, 1998 on Form 10-K, as filed with the Securities and Exchange Commission on March 30, 1999, and its Quarterly Report for the period ended April 4, 1999 on Form 10-Q, as filed with the Securities and Exchange Commission on May 18, 1999.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   FITZGERALDS GAMING CORPORATION
                                   (Registrant)


          June 25, 1999            By:       /s/ Michael E. McPherson
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               Date                              Michael E. McPherson
                                              Senior Vice President and
                                               Chief Financial Officer




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